                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                     NAUGATUCK VALLEY FINANCIAL CORPORATION.
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             (Exact name of registrant as specified in its charter)



             United States                          To Be Applied For
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(state of incorporation or organization)   (I.R.S. Employer Identification No.)


333 Church Street, Naugatuck, Connecticut                     06770
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(Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act: None
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      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
[   ]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
[ X ]

      Securities Act registration statement file number to which this form relates: 333-116627.

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, Par Value $.01 per Share
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                                (Title of class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Incorporated by reference to the portion of the Prospectus under the heading: "Description of Naugatuck Valley Financial Capital Stock," filed on June 18, 2004 as part of the Registrant's Registration Statement on Form S-1, No. 333-116627, as amended.

ITEM 2.     EXHIBITS.

      1. Copies of all constituent instruments defining the rights of all the holders of each class of such securities, including any contracts or other documents which limit or qualify the rights of such holders.

            (a)   Charter

                  Incorporated by reference to Exhibit 3.1 to Registrant's Registration Statement on Form S-1, No. 333-116627, filed on June 18, 2004, as amended.

            (b)   Bylaws

                  Incorporated by reference to Exhibit 3.2 to Registrant's Registration Statement on Form S-1, No. 333-116627, filed on June 18, 2004, as amended.

            (c)   Plan of Reorganization and Minority Stock Issuance

                  Incorporated by reference to Exhibit 2.1 to Registrant's Registration Statement on Form S-1, No. 333-116627, filed on June 18, 2004, as amended.

      2. A copy of the security to be registered hereunder is incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-1, No. 333-116627, filed on June 18, 2004, as amended.

                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                              NAUGATUCK VALLEY FINANCIAL CORPORATION
                              --------------------------------------
                              (Registrant)


                              Date: July 29, 2004


                              By:  /s/ John C. Roman
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                                   John C. Roman
                                   President and Chief Executive Officer